UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2018, our wholly-owned subsidiary, Lex-Gen Woodlands, L.P. (“Lex-Gen Woodlands”), entered into a Term Loan and Security Agreement (the “Loan Agreement”) and certain other related agreements with Revere Credit Opportunities Fund III, LP (“Lender”), refinancing the previously existing mortgage on our facilities in The Woodlands, Texas (the “Property”).
The Loan Agreement provides for a $12,850,000 mortgage on the Property and has a two-year term with a 10-year amortization. The mortgage loan bears interest at a rate per annum equal to the greater of (a) the 30-day LIBOR rate plus 5.5% and (b) 7.5%, and provides for a balloon payment of $10.3 million due in August 2020.
The mortgage loan may be prepaid in whole at any time, subject to payment of a specified exit fee. To the extent that an event of default occurs and is continuing, all amounts outstanding under the Loan Agreement will bear additional interest. The obligations under the Loan Agreement are guaranteed by us and secured by a first lien security interest in the Property.
The Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to us, but does not include any financial covenants relating to the achievement or maintenance of revenue, cash flow or cash and investment requirements. If an event of default occurs and is continuing, the Lender may declare all amounts outstanding under the Loan Agreement to be immediately due and payable.
Simultaneously with the execution of the Loan Agreement, we prepaid all amounts due under the previously existing mortgage on the Property pursuant to the Loan and Security Agreement, dated April 21, 2004, between Lex-Gen Woodlands and iStar Financial, Inc., as amended.
The foregoing description of the Loan Agreement is qualified in its entirety by reference to such Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	—	Term Loan and Security Agreement, dated as of August 30, 2018, between Lex-Gen Woodlands, L.P. and Revere Credit Opportunities Fund III, LP

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: September 4, 2018	By:	/s/ BRIAN T. CRUM
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	—	Term Loan and Security Agreement, dated as of August 30, 2018, between Lex-Gen Woodlands, L.P. and Revere Credit Opportunities Fund III, LP